SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                   FORM 8 - K


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported) November 16, 1998
                                                      -----------------


                         STERLING FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Washington                   0-20800                  91-1572822
     -------------------      ------------------------       --------------
       (State or Other        (Commission File Number)       (IRS Employer
       Jurisdiction of                                       Identification
       Incorporation)                                            Number)



                111 North Wall Street, Spokane, Washington 99201
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



     Registrant's Telephone Number, Including Area Code   (509) 458-3711
                                                          --------------

                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     INFORMATION TO BE INCLUDED IN THE REPORT


     Item 5. Other Events
     --------------------

     Effective November 16, 1998 Sterling Savings Bank completed it merger with First Federal Savings and Loan Association of Montana.

     See attached information release.
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     STERLING FINANCIAL CORPORATION

     FORM 8 - K



     S I G N A T U R E


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       STERLING FINANCIAL CORPORATION
                                                 (Registrant)




     November 25, 1998                /s/ Daniel G. Byrne
     -----------------                -----------------------------------
     Date                             Daniel G. Byrne
                                        Sr. Vice President, Finance and
                                        Assistant Secretary

     For Release November 16, 1998    Contact:  Heidi B. Stanley
                                                (509) 358-6160


     STERLING COMPLETES
     MERGER WITH FIRST FEDERAL

     Spokane, Washington November 16, 1998--Sterling Financial Corporation (NASDAQ: STSA) today announced that it had completed its merger with Big Sky Bancorp, Inc. ("Big Sky"), and its subsidiary, First Federal Savings and Loan Association of Montana ("First Federal"). Big Sky was merged into Sterling Financial Corporation, and First Federal was merged into Sterling Savings Bank.

     These branches, with one located in Hamilton and two in Missoula, bring Sterling's total number of branches to 77. With the transaction, Sterling acquired deposits totaling approximately $50 million, bringing Sterling's total deposits to approximately $1.6 billion. Loans acquired total approximately $35 million, bringing Sterling's total loans to approximately $1.3 billion.

     Harold B. Gilkey, Chairman and CEO, stated, "This merger allows us to expand our operations into Montana." He added, "Further, this merger strengthens our position as a regional bank in the Pacific Northwest. We are excited about the opportunity to serve the people of western Montana with our array of financial products and services, including small business services. In addition, Sterling will continue to serve this area of Montana through our residential lending subsidiary, Action Mortgage Co., and our commercial banking subsidiary, INTERVEST-Mortgage Investment Co."

     Under the agreement, each Big Sky shareholder received 1.384 Sterling Common Shares for each of his or her Big Sky Common Share held, and cash in lieu of the issuance of fractional shares. Sterling will exchange up to 497,500 shares of common stock for the outstanding Big Sky stock and stock options. The merger was structured as a tax-free reorganization and was accounted for as a pooling of interests. Using Sterling's closing stock price on Friday, November 13, 1998, of $17.25, the transaction had a value of $23.87 per share to Big Sky Shareholders and a transaction value of $8.6 million.

     Harold B. Gilkey has very strong ties to Montana. He was born and raised in Livingston, Montana; attended the University of Montana in Missoula; and is the immediate past chairman of the University of Montana Foundation. He said, "First Federal is a well-established and respected institution. Sterling will build upon their rich legacy of customer service and community support."

                                     -more-
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     Sterling Financial Corporation of Spokane, Washington, is a savings and loan holding company which owns Sterling Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured stock savings association which opened in April 1983. Sterling Savings Association, based in Spokane, Washington, has branches throughout Washington, Idaho, Oregon and western Montana. Through Sterling's wholly owned subsidiaries Action Mortgage Company and INTERVEST Mortgage Investment Company, it operates loan production offices in Washington, Oregon, and Idaho. Sterling's subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities, through regional representatives throughout Sterling Savings' branch network.

                                      -30-

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